UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2006, Martek Biosciences Corporation ("Martek") and DSM Food Specialties B.V. ("DSM") entered into the First Amendment to the ARA Alliance, Purchase, and Production Agreement (the "Amendment") dated as of December 31, 2005. The Amendment is deemed effective as of January 1, 2005, and amends the ARA Alliance, Purchase, and Production Agreement (the "Agreement’) entered into by Martek and DSM on April 19, 2004 pursuant to which Martek and DSM entered into cross-licensing, purchase and production arrangements related to arachidonic acid ("ARA"), a long-chain fatty acid that Martek sells as an infant formula ingredient in combination with docosahexaenoic acid ("DHA"). The Agreement is described in Martek’s Form 10-K/A for the fiscal year ended October 31, 2005, and is filed as exhibit 10.63 to Martek’s Form 10-Q/A for the quarter ended April 30, 2004.

The Amendment served to provide certain clarifying and updating language to the Agreement and to establish the overall economics associated with DSM’s expansion at both its Belvidere, New Jersey and Capua, Italy production facilities. The Amendment provides for the following material terms:

o Martek committed to purchase certain defined amounts of ARA during calendar year 2005, and the parties established the pricing for all such ARA purchases.

o The parties established the cost, timeline and scope of the phase two Belvidere, New Jersey and Capua, Italy facility expansions and agreed that all related start-up costs for these expansions are to be absorbed by DSM.

o Martek will guarantee the recovery of certain costs incurred by DSM in connection with their phase two Belvidere, New Jersey facility expansion. The Amendment provides that the guarantee has a maximum value of $40 million, which amount is reduced annually through December 31, 2008 (the "Recoupment Period") based upon ARA purchases by Martek in excess of specified minimum thresholds. Giving effect to the Amendment and ARA purchases by Martek subsequent to January 1, 2005, as of January 31, 2006, the guarantee amount was reduced to approximately $31 million. The guarantee amount payable, if any, at the end of the Recoupment Period, must be paid by January 31, 2009. The amount paid will be credited against DSM markup amounts, as defined, that become due to DSM pursuant to invoices received after the Recoupment Period.

o Martek will pay $3 million to DSM as partial reimbursement for certain capital expenditures incurred by DSM in connection with DSM’s phase two Belvidere, New Jersey facility expansion. Martek will make such payment within fifteen days following the date on which DSM notifies Martek that the total output of the Belvidere facility has reached a specified level of ARA production.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

February 17, 2006	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer and Treasurer